Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-141818 and 333-149498 on Form S-8 of our report dated March 4, 2009, relating to the financial statements of SenoRx, Inc., appearing in this Annual Report on Form 10-K of SenoRx, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California March 4, 2009